Exhibit 10.25

IDACORP, Inc. and/or Idaho Power Company Executive Officers
with Amended and Restated Change in Control Agreements
(as of February 20, 2020)

Name	Title	Date of Agreement
Ryan Adelman*	Vice President, Transmission & Distribution Engineering and Construction of Idaho Power Company	10/5/2019
Darrel T. Anderson	President and Chief Executive Officer of IDACORP, Inc. and Chief Executive Officer of Idaho Power Company	12/23/2008
Brian R. Buckham*	Senior Vice President and General Counsel of IDACORP, Inc. and Idaho Power Company	4/4/2016
Sarah E. Griffin*	Vice President, Human Resources of Idaho Power Company	10/5/2019
Lisa A. Grow	President of Idaho Power Company	12/12/2008
James Bo D. Hanchey*	Vice President, Customer Operations and Chief Safety Officer of Idaho Power Company	10/5/2019
Steven R. Keen	Senior Vice President, Chief Financial Officer, and Treasurer of IDACORP, Inc. and Idaho Power Company	12/30/2008
Jeffrey L. Malmen	Senior Vice President of Public Affairs of IDACORP, Inc. and Idaho Power Company	12/8/2008
Tessia Park*	Vice President of Power Supply of Idaho Power Company	1/5/2016
Kenneth W. Petersen*	Vice President, Controller, and Chief Accounting Officer of IDACORP, Inc. and Idaho Power Company	5/20/2010
Adam Richins*	Senior Vice President & Chief Operating Officer of Idaho Power Company	2/8/2017
*Change in control agreement does not include 13th-month trigger or tax gross-up provisions.

{00268071.DOCX; 1}